                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



The Board of Directors


HEALTHSOUTH Rehabilitation Corporation



     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 1994, in the Registration Statement (Form S-11 No. 33-77788) and related Prospectus of Capstone Capital Trust, Inc. for the registration of 6,670,000 shares of Common Stock of Capstone Capital Trust, Inc.



                                          ERNST & YOUNG


Birmingham, Alabama

May 31, 1994